Exhibit 4.1

FINAL ACT

To twenty and two of June 1966, the Ministry of the Foreign Affairs of the United States of Brazil, Ambassador Juracy Magalhães and the Ministry of the Foreign Affairs of Paraguay, Doctor Raúl Sapena Pastor signed the final act and exchange Memorandums.

To twenty and one and twenty two days of June of a thousand nine hundred and sixty and six, assembled in the cities Foz do Iguacu and Puerto Presidente Stroessner, the Minister of the Foreign Affairs of the United States of Brazil, Ambassador Juracy Magalhães, and the Minister of the Foreign Affairs of Republic of Paraguay, Doctor Raúl Sapena Pastor, with the objective to pass in inspection the some aspects of the relations between the two countries, also those points around which have appeared lately divergences between the two Chancelleries.

After to have kept some interviews of personal character and others with the presence of its escort, the Ministers of the Foreign Affairs of the United States of Brazil and the Republic of Paraguay had arrived at the following conclusions, that make to consist of the present Act:

I - REVELED chords the two Chancellors in reaffirming the traditional friendship between two peoples brothers, friendship established in the mutual respect and that it constitutes the indestructible base of the relations between the two countries;

II - EXPRESSED the alive desire to surpass, inside of one same spirit of good will and of concord, any difficulties or problems finding compatible solution to them with the interests of both the nations;

III - PROCLAIMED the disposal of its respective governments to proceeded common agreement to study and surveys from the economic availability, em particular the hydraulically resources belonging to in condominium to the two countries, of the Salto Grande de Sete Quedas or Salto del Guaíra;

IV - AGREED to establishing since already the electric energy eventually produced by the unevenness of the river Paraná, since also the Salto Grande de Sete Quedas or Salto do Guaíra until the estuary of the Iguaçu river, the right of the refusal for the acquisition of this will be divided in equal parts between the two countries, being recognized to each one of them same energy just the price that opportunely any amount will be fixed by specialists of the two countries, that does not come to be used for the supplement of the necessities of the consumption of another country;

V - SUITED still, the Chancellors in participating of the meeting of the Ministers of the Foreign Affairs of states situated in the river of the Silver Basin to be carried through in Buenos Aires the invitation of the Argentinean government, in order to study the common problems of the area, with sight to promote the full exploitation of the natural resources of the region and it economic development, benefit of the prosperity and well-being of the populations as well as reviewing to decide relative legal problems for navigation, delimitation, dredging operation, piloting of the pertaining rivers to the system, and to the hydrographic of the Silver River, the exploration of the energy potential of the same ones, and the canalization, repressing or captivation of their water, or for ends of irrigation of the respective discharges of protection of the edges or facilitation of fluvial traffic;

VI - AGREED where the respective navies of the two countries will proceed, without delay for destruction or removal of the hooves surplus of that they offer risks for international navigation in waters of the River Paraguay;

VII - IN RELATION to the works of the mixing commission of limits and characterization of the Brazil-Paraguay border, had agreed the two Chancellors where such works will continue in the date that both the governments will esteem convenient;

VIII - CONGRATULATED and at last, the two Chancellors, for the spirit that prevailed during the conversations and formulated votes for the increasing and fraternal union between the Brazil and the Paraguay, promising itself, still not to save efforts and to narrow each time more the friendship bows that join the two countries;

The present Act, made in two copies in the languages Portuguese and Spanish, after chore and approved, was firmed in Foz do Iguaçu, by Ministers of the Foreign Affairs of the United States of the Brazil and the Republic of the Paraguay, in twenty two of June of a thousand nine hundred and sixty and six.

Juracy Magalhães, Minister Foreign Affairs of the United States of the Brazil and Raúl Sapena Pastor, Minister Foreign Affairs of the Republic of the Paraguay.

(Published in “Federal Official Gazette” of 08.08.1966, págs. 9. 061/62)

TREATY OF ITAIPU

Treaty between Brazil and Paraguay, april 26 of 1973

Treaty between the Federative Republic of Brazil and the Republic of Paraguay for the Hydroelectric Development of the Hydraulic Resources of the Paraná River, Belonging in Condominium to the two Countries, from and including the Salto Grande de Sete Quedas or Salto de Guairá to the Mouth of the Iguaçu River.

The President of the Federative Republic of Brazil, Army General Emilio Garrastazu Médici, and the President of the Republic of Paraguay, Army General Alfredo Stroessner, Considering the spirit of cordiality existing between the two countries and the bonds of fraternal friendship that unite them;

The common interest in effecting the hydroelectric development of the hydraulic resources of the Paraná River, belonging in Condominium to the two Countries, from and including the Salto Grande de Sete Quedas or Salto de Guairá to the Mouth of the Iguaçu River;

That stipulated in the Final Act signed in Foz do Iguaçu, on June 22 of 1966, regarding the division in equal parts, between the two countries, of the electric energy eventually produced by the difference in levels of the Paraná River in the stretch referred to above;

That stipulated in Article VI of the Treaty of the Plata Basin;

That established in the Declaration of Asunción concerning the development of international rivers, on June 3 of 1971;

The studies of the Brazilian-Paraguayan Joint Technical Commission constituted on February 12 of 1967;

The traditional identity of positions held by the two countries in relation to the freedom of navigation of the international rivers of the Plata Basin, have resolved to celebrate a Treaty and, to this end, have designated their Plenipotentiaries, to wit:

- The President of the Federative Republic of Brazil to the Minister of State for Foreign Affairs, Ambassador Mário Gibson Barboza;

- The President of the Republic of Paraguay to the Minister of Foreign Affairs, Doctor Raúl Sapena Pastor;

Who, having exchanged their Full Powers, found to be in good and due form, agree upon the following:

Article I

The High Contracting Parties agree to carry out, together and in accordance with that foreseen in the present Treaty and its Annexes, the hydroelectric development of the hydraulic resources of the Paraná River, belonging in condominium to the two countries, from and including the Salto Grande de Sete Quedas or Salto de Guairá to the Mouth of the Iguaçu River.

Article II

For the effects of the present Treaty it is understood that:

a) Brazil, is the Federative Republic of Brazil;

b) Paraguay, is the Republic of Paraguay;

c) Commission, is the Brazilian-Paraguayan Mixed Technical Commission, constituted on February 12 of 1967;

d) ELETROBRÁS, is the Centrais Elétricas Brasileiras S.A. - ELETROBRÁS, of Brazil, or the juridical entity that succeeds it;

e) ANDE, is the Administración Nacional de Electricidad, of Paraguay, or the juridical entity that succeeds it;

f) ITAIPU, is the binational entity created by the present Treaty.

Article III

The High Contracting Parties create, with equal rights and obligations, a binational entity denominated ITAIPU, with the purpose of carrying out the hydroelectric development referred to in the Article I.

Paragraph 1 - ITAIPU shall be constituted by ELETROBRÁS and by ANDE, with equal capital participation, governed by the rules established in the present Treaty, in the Statute that constitutes its Annex A and in the other Annexes.

Paragraph 2 - The Statute and the other Annexes, may be modified by common accord between the two Governments.

Article IV

ITAIPU shall have headquarters in Brasília, Capital of the Federative Republic of Brazil, and in Asunción, Capital of the Republic of Paraguay.

Paragraph 1 - ITAIPU shall be managed by a Council of Administration and an Executive Directorate integrated by an equal number of nationals from both countries.

Paragraph 2 - The acts, resolutions, reports or other official documents of the administrative organs of ITAIPU shall be drafted in the Portuguese and Spanish languages.

Article V

The High Contracting Parties grant ITAIPU a concession to execute, during the period of validity of the present Treaty, the hydroelectric development of the stretch of the Paraná River referred to in Art. 1º.

Article VI

The following form part of the present Treaty:

a) the Statute of the binational entity called ITAIPU (Annex A);

b) a general description of the installations for the production of electric energy and of the auxiliary works, with any eventual modifications that may become necessary (Annex B);

c) the financial bases for the provision of electricity services by ITAIPU (Annex C).

Article VII

The installations dedicated to the production of electric energy and the auxiliary works shall not produce any variation in the boundaries between the two countries established by the Treaties in force.

Paragraph 1 - the installations and works carried out in fulfilment of the present Treaty shall not grant, to any one of the High Contracting Parties, the right of property or of jurisdiction over any part of the territory of the other.

Paragraph 2 - The authorities respectively declared competent by the High Contracting Parties shall establish, as the case may be and by the process they judge to be adequate, the suitable sign-post system, of the works to be constructed, for the practical effects of jurisdiction and control.

Article VIII

The resources necessary for the capital integration of ITAIPU shall be provided, to ELETROBRÁS and to ANDE, respectively, by the Brazilian Treasury and by the Paraguayan Treasury or by the financial organisms that the Governments indicate.

Sole Paragraph - Any of the High Contracting Parties may, with the consent of the other, advance to it the resources for the integration of the capital, under the conditions established by common accord.

Article IX

The complementary resources to those mentioned in Article VIII, necessary for the studies, construction and operation of the electric power plant and for the auxiliary works and installations, shall be supplied by the High Contracting Parties or obtained by ITAIPU through credit operations.

Article X

The High Contracting Parties, jointly or separately, directly or indirectly, in the form that they may agree, shall provide ITAIPU, upon its request, a guarantee for the credit operations to be carried out. They shall assure, in the same manner, the exchange conversion required for the payment of the obligations assumed by ITAIPU.

Article XI

As far as possible and under comparable conditions, the labour, specialized or not, the equipment and the materials, available in the two countries, shall be utilized in an equitable manner.

Paragraph 1 - the High Contracting Parties shall adopt all the necessary measures for their nationals to be able to be employed, without distinction, on the work effected in the territory of one or the other, in relation to the objective of the present Treaty.

Paragraph 2 - That disposed in this Article shall not be applied to the conditions agreed upon with financing organizations, with regard to contracting specialized personnel or the purchase of equipment or materials. Neither shall the terms of this Article be applicable when technological requirements thus demand.

Article XII

The High Contracting Parties shall adopt the following rules with regard to attributes:

a) They shall not apply taxes, compulsory rates and loans, of any nature, to ITAIPU and to the electricity services it provides;

b) They shall not apply taxes, compulsory rates and loans, of any nature, upon the materials and equipment that ITAIPU acquires in any of the two countries or that it imports from a third country, for utilization in the construction works of the electric power plant, its accessories and complementary works, or for incorporation into the electric power plant, its accessories and complementary works. In the same manner, they shall not apply taxes, compulsory rates or loans of any nature that involve the operations in relation to those materials and equipment to which ITAIPU is a party;

c) They shall not apply taxes, compulsory rates and loans, of any nature, upon the profits of ITAIPU and upon the payments and remittances effected by it to any physical or legal person, as long as the payments for said taxes, compulsory rates and loans are the legal responsibility of ITAIPU;

d) They shall not place any impediment nor apply any fiscal imposition to the movement of ITAIPU’s funds that result from the execution of the present Treaty;

e) They shall not apply restrictions of any nature to the movement or storage of the materials and equipment referred under the item b of this Article;

f) The materials and equipment referred to under the item b of this Article shall be admitted to the territory of the two countries.

Article XIII

The energy produced by the hydroelectric development referred to in Article I shall be divided in equal parts between the two countries, each being recognised the right of purchasing, in the manner established in Article XIV, the energy that is not utilised by the other country for its own consumption.

Sole Paragraph - The High Contracting Parties assume the obligation to acquire, jointly or separately, in the manner to which they agree, the total of the installed power.

Article XIV

The purchase of the electricity services of ITAIPU shall be effected by ELETROBRÁS and by ANDE, who may also effect it through the intermediation of the Brazilian or Paraguayan entities they may indicate.

Article XV

Annex C contains the financial bases for the provision of the electricity services of ITAIPU.

Paragraph 1 - ITAIPU shall pay the High Contracting Parties, in equal amounts, the “royalties” due to the use of the hydraulic potential.

Paragraph 2 - ITAIPU shall include in the cost of its service the amount necessary for the payment of the returns on the capital.

Paragraph 3 - ITAIPU shall include, as well, in the cost of its service, the amount necessary for remunerating the High Contracting Party that cedes energy to the other.

Paragraph 4 - The real value of the quantity of dollars of the United States of America required for the payment of the royalties, for the return on capital and for the remuneration, established in Annex C, shall be maintained constant, so that said quantity may accompany the fluctuations of the dollar of the United States of America with reference to its standard weight and title, in gold, in force on the date of the exchange of the instruments of Ratification of the present Treaty.

Paragraph 5 - this value in relation to the weight and title in gold of the dollar of the United States of America may be substituted, in the case of the currency referred to not maintaining its official parity in relation to gold.

Article XVI

The High Contracting Parties declare their commitment to establish all the conditions for the entry into service of the first generating unit to occur within the term of eight years after the ratification of the present Treaty.

Article XVII

The High Contracting Parties undertake to declare of public utility the areas necessary for the installation of the hydroelectric power plant, auxiliary works and for its exploitation, as well as to practice, within the areas of their respective sovereignties, all the administrative or legal acts tending to expropriate the terrains and their improvements or to construct a right of way upon them.

Paragraph 1 - The demarcation of such areas shall be the responsibility of ITAIPU, ‘ad referendum’ of the High Contracting Parties.

Paragraph 2 - ITAIPU shall be responsible for the payment of the expropriation of the demarked areas.

Paragraph 3 - The movement of people who are rendering services to ITAIPU shall be free in the areas demarked, as well as that of the goods despatched to same or to the physical or juridical parties contracted by same.

Article XVIII

The High Contracting Parties, by means of additional protocols or of unilateral acts, shall adopt all the measures necessary for the fulfilment of the present Treaty, especially those concerning the following aspects:

a) diplomatic and consular;

b) administrative and financial;

c) of labour and social security;

d) fiscal and customs;

e) of movement through the international frontier;

f) urban and residential;

g) of police and security;

h) for controlling access to the demarked areas in accordance with the

Article XVII

The High Contracting Parties undertake to declare of public utility the areas necessary for the installation of the hydroelectric power plant, auxiliary works and for its exploitation, as well as to practice, within the areas of their respective sovereignties, all the administrative or legal acts tending to expropriate the terrains and their improvements or to construct a right of way upon them.

Paragraph 1 - The demarcation of such areas shall be the responsibility of ITAIPU, ‘ad referendum’ of the High Contracting Parties.

Paragraph 2 - ITAIPU shall be responsible for the payment of the expropriation of the demarked areas.

Paragraph 3 - The movement of people who are rendering services to ITAIPU shall be free in the areas demarked, as well as that of the goods despatched to same or to the physical or juridical parties contracted by same.

Article XVIII

The High Contracting Parties, by means of additional protocols or of unilateral acts, shall adopt all the measures necessary for the fulfilment of the present Treaty, especially those concerning the following aspects:

a) diplomatic and consular;

b) administrative and financial;

c) of labour and social security;

d) fiscal and customs;

e) of movement through the international frontier;

f) urban and residential;

g) of police and security;

h) for controlling access to the demarked areas in accordance with the Article XVII.

Article XIX

The forum of ITAIPU, in relation to the physical or juridical parties domiciled or with headquarters in Brazil or in Paraguay, shall be, respectively, that of Brasília and of Asunción. To that effect, each High Contracting Party shall apply its own legislation, taking into account the rules of the present Treaty and of its Annexes.

Sole Paragraph - In the case of physical or legal parties, domiciled or with headquarters outside of Brazil or Paraguay, ITAIPU shall reach agreement on the clauses governing the contractual relations of works and supplies.

Article XX

The High Contracting Parties shall adopt, by means of an additional protocol, to be signed within 90 days reckoned from the date of the exchange of the ratification instruments of the present Treaty, the legal rules applicable to the labour and social security relations of the workers contracted by ITAIPU.

Article XXI

The civil and/or penal responsibility of the Councillors, Directors, Adjunct Directors and other Brazilian or Paraguayan employees of ITAIPU, for actions harmful to the interests of the latter, shall be investigated and judged in accordance with that stipulated in the respective national laws.

Sole Paragraph - The procedure for the employees of a third nationality shall be in accordance with the Brazilian of Paraguayan legislation, depending whether the headquarters of their functions is in Brazil or in Paraguay.

Article XXII

In the case of divergence with regard to the application of the present treaty and its Annexes, the High Contracting Parties shall resolve it by the usual diplomatic means, which shall not delay or interrupt the construction and/or the operation of the hydroelectric development and of its auxiliary works and installations.

Article XXIII

The Brazilian-Paraguayan Mixed Technical Commission, created on February 12 of 1967 with the objective of performing the studies alluded to in the preamble of the present Treaty, shall remain constituted until it delivers to the High Contracting Parties the final report of the mission entrusted to it.

Article XXIV

The present Treaty shall be ratified and the respective instruments exchanged, as soon as possible, in the city of Asunción.

Article XXV

The present treaty shall become effective on the date of the exchange of the instruments of Ratification and shall remain in force until the High Contracting Parties, by means of a new agreement, adopt the decision they deem suitable.

In Good Faith of Which the above-mentioned Plenipotentiaries sign the present Treaty, in two examples, in Portuguese and in Spanish, both texts equally authentic.

Executed in the city of Brasília, on the twenty sixth day of the month of April of the year one thousand nine hundred and seventy three.

Mario Gibson Barboza	Raúl Sapena Pastor

ANNEX A

TO THE TREATY OF THE ITAIPU

(STATUTE OF THE ITAIPU) - MODIFICATION

(Asunción, 01.28.1986)

Asuncion, in 28 of January of 1986.

DAM-I/DEM/CAI/01/PAIN L00E05

To Excellency Mr.

Doctor Carlos Augusto Saldívar,

Minister of Foreign Affairs of the Republic of Paraguay.

With reference to Note DAM-I/DEM/DAI/10/241 (B46) (B44), of May, 11 of 1984, the Minister of the Foreign Affairs of Brazil, and the Revertive Note NR 6, of the Minister of Foreign Affairs of Paraguay, identical text and same date, and having in account what it makes use Article III, paragraph 2nd of the Treaty of Itaipu, I have the honor to lead to the knowledge of Your honor that the Government of Brazil is in agreement in modifying the Annex A (Statute of the ITAIPU), in the following way:

“STATUTE OF THE ITAIPU”

CHAPTER I

Denomination and Object

ARTICLE 1st

The ITAIPU is a binational entity created by Article III of the Treaty signed by Brazil and Paraguay, in 26 of April of 1973, and has as parts:

a) the Centrais Elétricas Brasileiras S.A. - ELETROBRÁS, anonymous society of the Brazilian mixing economy;

b) the Administración Nacional de Eletricidad – ANDE, Paraguayan autarchic entity.

ARTICLE 2nd

The object of the ITAIPU is the hydroelectric exploitation of the hydrics resources of the Paraná riverbed, pertaining in condominium to the two countries, since and also the Salto Grande de Sete Quedas or Salto de Guaíra until the estuary of the Iguaçu river.

ARTICLE 3rd

The ITAIPU will be conducted for the norms established in the Treaty of 26 of April of 1973, in the present Statute and the excessively Annexes ones.

ARTICLE 4th

The ITAIPU will have, in accordance with what they make use Treaty and the its Annexes, legal, financial and administrative capacity, and also responsibility technique, to study, to project, to direct and to execute the works that have as object, to place them in functioning and to explore them, being able, for such effect, to acquire rights and to contract obligations.

ARTICLE 5th

The ITAIPU will have headquarters in Brasília, Capital of the Federative Republic of Brazil, and Assunção, Capital of the Republic of Paraguay.

CHAPTER II

Capital

ARTICLE 6th

The capital of the ITAIPU will be equivalent USS 100.000.000,00 (one hundred million dollar of the United States of America), pertaining to the ELETROBRÁS and to ANDE in equal and non-transferable parts.

Unique Paragraph - the capital will be remained with constant value in accordance with made use in the paragraph 4th of Article 15 of the Treaty.

CHAPTER III

Administration

ARTICLE 7th

Are agencies of the administration of the ITAIPU the Council of Administration and the Executive Direction.

ARTICLE 8th

The Council of Administration will be composed in twelve nominated Council members:

a) six for the Brazilian Government, of which one will be indicated by the Ministry of Foreign Affairs and two for the ELETROBRÁS;

b) six for the Paraguayan Government, of which one will be indicated by the Ministry of Foreign Affairs and two for the ANDE;

Paragraph 1st - Brazilian General Director and Paraguayan General Director, foreseen in the article 12th, also will integrate the Council, with voice and without vote.

Paragraph 2nd - the meetings of the Council will be presided over, alternating, for a Council member of Brazilian nationality or Paraguayan and, rotating, for all the members of the Council.

Paragraph 3rd - the Council will nominate two Secretaries, a Brazilian and another Paraguayan, who will have its position, among others attributions, to certify documents of the ITAIPU in Portuguese and Spanish, respectively.

ARTICLE 9th

Compete to the Council of Administration to fulfill and to make to fulfill the Treaty and the its Annexes and to decide on:

a) the basic lines of direction of administration of the ITAIPU;

b) the Internal Regulation;

c) the plan of organization of the basic services;

d) the acts that matter in alienation of the patrimony of the ITAIPU, with previous seeming of the ELETROBRÁS and of the ANDE;

e) the reevaluations of asset and liabilities, with previous seeming of the ELETROBRÁS and of ANDE, having in account made use in the paragraph 4th of the Article 15th of the Treaty;

f) the bases of installment of the electricity services;

g) the referring proposals of the Executive Direction the obligations and loans;

h) the proposal of budget for each exercise and its revisions, presented for the Executive Direction.

Paragraph 1st - The Council of Administration will examine the Report Annual, the General Balance Sheet, and the demonstration of Account of the Results, elaborated for the Executive Direction, and will present them with its to seem, to the ELETROBRÁS and to the ANDE, in agreement made use in the Article 24th of this Statute.

Paragraph 2nd - The Council of Administration will take knowledge of the course of the subjects of the ITAIPU through the expositions that will be made habitually by Brazilian General Director and/or Paraguayan General Director or of that the Council requests for intermediary of them.

ARTICLE 10th

The Council of Administration will congregate itself, usually, each two months and, extraordinary, when convoked, for intermediary of the Secretaries, Brazilian General Director and/or Paraguayan General Director or the half but one of the Council members.

Unique Paragraph - The Council of Administration alone will be able to decide with validity with the presence of the majority of the Council members of each country and with equal parity of votes to the lesser present national representation.

ARTICLE 11th

The Council members will exert its functions for a period of four years, having been able to be led back.

Paragraph 1st - At any time the Governments will be able to substitute the Council members whom they will have nominated.

Paragraph 2nd - When occurring definitive avoidance of a position of Council member, the respective Government will nominate substitute who will exert the mandate for the remaining stated period.

ARTICLE 12th

The Executive Direction, corporate of national Members of both the countries, in equal number and with the same capacity and equal hierarchy, will be composed in Brazilian General Director, Paraguayan General Director, and the Executive Directors: Technician, Legal, Administrative, Financial and of Coordination, and the Directors: Technician, Legal, Administrative, Financial and of Coordination, all with voice and vote.

Paragraph 1st - To each Executive Director, Brazilian or Paraguayan, it will correspond a Director of the other nationality.

Paragraph 2nd - The members of the Executive Direction will be nominated by the respective Governments, for proposals of the ELETROBRÁS or of the ANDE in agreement the case.

Paragraph 3rd - The members of the Executive Direction will exert its functions for a period five year, being able to be led back.

Paragraph 4th - At any time the Governments will be able to substitute the Members of the Executive Direction that they will have nominated.

Paragraph 5th - In case of absence or temporary impediment of a Member of the Executive Direction, the ELETROBRÁS or the ANDE, in agreement the case, will assign the substitute amongst the too much Members, who will have also right to the vote of the substituted Member.

Paragraph 6th - When occurring definitive avoidance of a position of Member of the Executive Direction, the ELETROBRÁS or the ANDE, in agreement the case, will indicate the substitute who, a nominated time, will exert the mandate for the remaining stated period.

ARTICLE 13th

Are attributions and duties of the Executive Direction:

a) to give fulfillment to Treaty and the its Annexes and to the decisions to the Council of Administration;

b) to fulfill and to make to fulfill the Internal Regulation;

c) to practice the necessary acts of administration to the conduction of the subjects of the Entity;

d) to consider to the Council of Administration the basic lines of direction of administration;

e) to consider to the Council of Administration norms of administration of the staff;

f) to elaborate and to submit the Council of Administration, in each exercise, the proposal of budget for the following exercise and its eventual revisions;

g) to elaborate and to submit to the Council of Administration the Annual Report, the General Balance Sheet and the demonstration of Account Results of the previous exercise;

h) to put in execution the norms and the bases for installment of the electricity services;

i) to create and to install the offices administrative technician and/or who to judge necessary, where he will be convenient;

j) to approve the plan global of classification of positions, capacity and wages and benefits of the employees.

ARTICLE 14th

The Executive Direction will be congregated, ordinary, at least two times to the month and, extraordinary, when convoked for one of the Generals-Directors.

Paragraph 1st - The resolutions of the Executive Direction will be adopted by majority of votes.

Paragraph 2nd - The Executive Direction will install itself in the place that to judge more adequate to the exercise of its functions.

ARTICLE 15th

The ITAIPU will be able to assume obligations or only to constitute solicitors by means of the joint signature of two Generals-Directors.

ARTICLE 16th

The fees of the Council members and the Members of the Executive Direction will be fixed by the ELETROBRÁS and for the ANDE, of common agreement.

ARTICLE 17th

Two Generals-Directors are responsible, solidarity, for the coordination, organization and direction of the activities of the ITAIPU and will represent it, in judgment or is of it, competing to them practicing all the necessary acts of ordinary management to the functioning of the Entity, with exclusion of the attributed ones to the Council of Administration and the Executive Direction. They fit to them, besides, the acts of admission and resignation of staff in its respective countries.

ARTICLE 18th

The Director Executive Technician is responsible for the conduction of the project and the construction of the work and operation of the installations.

ARTICLE 19th

The Executive Legal Director is the responsible one for the conduction of the legal subjects of the Entity.

ARTICLE 20th

The Executive Administrative Director is the responsible one for the Administration of the staff and the direction of the general services.

ARTICLE 21st

The Executive Financial Director is responsible for the execution of the politics the economic-financier, supplement and purchases.

ARTICLE 22nd

The Executive Director of Coordination is the responsible one for the services related with the preservation of the environment conditions in the area of the reservoir, the port execution of the projects and work and of navigation, the execution of the projects and infrastructure work, of the ways of access, the residential villages and other services and work will be attributed to it by the Executive Direction is of the area of the installations destined to the production of electric energy.

ARTICLE 23rd

The Directors will have the specific executive attributions that, of common agreement, will be delegated to them by the Executive Directors of the respective areas, with sights to the perfect achievement of the objectives of the Binational Entity.

Unique Paragraph: The Directors will remain informed of the subjects of the respective Directions and will inform on the course of that they will be trusted to them.

CHAPTER IV

Financier Exercise

ARTICLE 24th

The financier exercise will be locked in 31 of December of each year.

Paragraph 1st - The ITAIPU will present, up to 30 of April of each year, for decision of the ELETROBRÁS and of the ANDE, the Annual Report, the General Balance Sheet and the demonstration of Account Results of the previous exercise.

Paragraph 2nd - The ITAIPU will adopt the currency of the United States of America as reference for the accounting of its operations. This reference could be substituted by another one, by means of agreement between the two Governments.

CHAPTER V

General Disposals

ARTICLE 25th

Will be incorporated by the ITAIPU, as payment of subscribed capital on the part of the ELETROBRÁS and of the ANDE, expenditure for the related companies, previously to the constitution of the Entity, in the following works:

a) resultant studies of the Accord of Cooperation firmed in 10 of April of 1970;

b) preliminary work and services related with the construction of the hydroelectric exploitation.

ARTICLE 26th

The Council members, and Members of the Executive Direction and will not be able to exert functions of direction, administration or consultation in supplying or contracting companies of any materials and services used by ITAIPU.

ARTICLE 27th

Will be able to give to services to the ITAIPU the public officers, employees of autarchies and of society of mixing economy, Brazilians or Paraguayans, without loss of the original bond and the benefits of retirement and/or social welfare, having in account the respective national legislation.

ARTICLE 28th

The Internal Regulation of the ITAIPU, mentioned in the Article 9th, will be approved by the Executive Direction to the approval of the Council of Administration and will contemplate, among others, the following subjects: of the countable and financial regimen; the regimen for the attainment of proposals, adjudication and act of contract of services and work, the acquisition of good, norms for the exercise of the functions of the integral ones of the Council of Administration and the Members of the Executive Direction.

ARTICLE 29th

The cases foreseen in this Statute, that could not be decided by the Council of Administration, will not be solved by the two Governments, with previous seeming of the ELETROBRÁS and of the ANDE.

2. The Statute approved for the present Agreement will have validity from the date of 17 of May of 1986 up to 17 of May of 1991.

3. In this date, by means of new Agreement, both the Governments will adopt the decision that to judge convenient on the Annex A (Statute of the ITAIPU).

4. The present Note and of Your honor, identical text and same date, constitutes Agreement between the two Governments.

Taking the opportunity to renew Your honor the protests of my higher consideration.

(a)Olavo Egydio Setúbal

(Published in “Official Gazette” of 02.20.1986, p. 2.703-06.)

PREVIOUS

ANNEX A

TO THE TREATY OF ITAIPU

(STATUTE OF THE ITAIPU)

(Asuncion, 12.27.1991)

Asuncion, in 27 of December of 1991.

NR 336

Your Excellency Mr.

Professor Doctor Aléxis Frutos Vaesken,

Minister of Foreign Affairs

Sir Minister,

With reference to the paragraphs first and second of the Note NR 146, 14 of May of 1991, and to the Revertive Note NR 1, of identical content and same date, the Ministry of Foreign Affairs of the Republic of Paraguay, and leading in account what it makes use article III, paragraph 2nd of the Treaty of Itaipu, I have the honor to lead to the knowledge of Your excellency that the Government of Brazil agrees to the Government of Paraguay to modifying the Annex (Statute of the ITAIPU) of the form as the present consists in annex Note.

2. The new Statute will have validity from 17 of May of 1992, as foreseen in its Article 31. In these conditions, it is extending until that date the validity of the current Statute.

3. The present Note and of Your honor, identical text and same date, constitutes an Agreement between the two Governments. I use to advantage the chance to renew Your honor the protests of my higher consideration.

C. E. ALVES DE SOUZA

Ambassador of Brazil

PARAGUAY –REVERTIVE NOTE N.R Nº 17, of 12.27.1991.

STATUTE OF THE ITAIPU

CHAPTER I - Denomination and Object

ARTICLE 1st - The ITAIPU is a binational entity created by Article III of the Treaty one signed by Brazil and Paraguay, in 26 of April of 1973, and has as parts:

a) the Centrais Elétricas Brasileiras S.A. - ELETROBRÁS, anonymous society of the Brazilian mixing economy;

b) the Administración Nacional de Eletricidad - ANDE, Paraguayan autarchic entity.

ARTICLE 2nd - The object of the ITAIPU is the hydroelectric exploitation of the hydraulics resources of the Paraná riverbed, pertaining in condominium to the two countries, since and also the Salto Grande de Sete Quedas or Salto del Guaíra until the estuary of the Iguaçu river.

ARTICLE 3rd - The ITAIPU will be conducted for the norms established in the Treaty of 26 of April of 1973, in the present Statute and the excessively Annexes ones.

ARTICLE 4th - The ITAIPU will have, in accordance with what it makes use the Treaty and the its Annexes, legal, financial and administrative capacity, and also responsibility technique, to study, to project, to direct and to execute the works that have as object, to place them in functioning and to explore them, being able, for such effect, to acquire rights and to contract obligations.

ARTICLE 5th - The ITAIPU will have headquarters in Brasília, Capital of the Federative Republic of Brazil, and Asuncion, Capital of the Republic of Paraguay.

CHAPTER II - Capital

ARTICLE 6th - The capital of the ITAIPU will be equivalent USS 100.000.000,00 (one hundred million dollar of the United States of America), pertaining to the ELETROBRÁS and to ANDE in equal and non-transferable parts.

Unique paragraph - The capital will be remained with constant value in accordance with made use in the paragraph 4th of Article 15 of the Treaty.

CHAPTER III - Administration

ARTICLE 7th - Are agencies of the administration of the ITAIPU the Council of Administration and the Executive Direction.

ARTICLE 8th - The Council of Administration will be composed in twelve nominated Council members:

a) six for the Brazilian Government, of which one will be the Brazilian General Director, one will be indicated by the two Ministry of Foreign Affairs and one will be indicated for the ELETROBRÁS;

b) six for the Paraguayan Government, of which one will be the Paraguayan General Director, one will be indicated Ministry of Foreign Affairs and one for the ANDE;

Paragraph 1st - The meetings of the Council will be presided over, alternatingly, for a Council member of Brazilian nationality or Paraguayan and, rotating, for all the members of the Council.

Paragraph 2nd - The Council will nominate two Secretaries, a Brazilian and another Paraguayan, who will have its position, among others attributions, to certify documents of the ITAIPU in Portuguese and Spanish, respectively.

ARTICLE 9th - Compete to the Council of Administration to fulfill and to make to fulfill Treaty and the its Annexes and to decide on:

a) the politics and basic lines of direction of the ITAIPU;

b) the Internal Regulation, the Manual of Organization, the General Norm of Licitation and the Regulation of Staff;

c) the proposal of budget for each exercise and its revisions presented for Generals Directors;

d) the plan and the annual program of auditorship;

e) the acts that matter in alienation of the patrimony of the ITAIPU, with previous seeming of the ELETROBRÁS and the ANDE;

f) the reevaluations of asset and liabilities, with previous seeming of the ELETROBRÁS and of the ANDE, having in account made use in the paragraph 4th of article XV of the Treaty;

g) the bases of installment of the electricity services;

h) the referring proposals of the Executive Direction the obligations and loans;

i) the necessary modifications in the organizational structure in the corresponding levels or equivalents the joint supervision and departments for proposal of Generals directors.

Paragraph 1st - The Council of Administration will examine the Report Annual, the General Balance Sheet, and the demonstration of Account of the Results, elaborated for the Executive Direction, and will present them with its to seem, to the ELETROBRÁS and to ANDE, in agreement made use in the Article 26th of this Statute.

Paragraph 2nd - The Council of Administration will take knowledge of the course of the subjects of the ITAIPU through the expositions that will be made habitually by Brazilian General Director and/or Paraguayan General Director or of that the Council requests for intermediary of them.

ARTICLE 10th - The council of Administration will congregate itself, usually, each two months and, extraordinary, when convoked, for intermediary of the Secretaries, by the Brazilian General Director and/or by the Paraguayan General Director or the half but one of the Council members.

Unique paragraph - The Council of Administration only will be able to decide with validity with the presence of the majority of the Council members of each country and with equal parity of votes to the lesser present national representation.

ARTICLE 11th - The Council members will exert its functions for a period of four years, having been able to be led back.

Paragraph 1st - At any time the Governments will be able to substitute the Council members whom they will have nominated.

Paragraph 2nd - When occurring definitive avoidance of a position of Council member, the respective Government will nominate substitute who will exert the mandate for the remaining stated period.

ARTICLE 12th - The Executive Direction, constituted of national Members of both the countries, in equal number and with the same capacity and equal hierarchy, will be composed in Brazilian General Director, Paraguayan General Director, and of the Directors of Engineering and Operation, of Maintenance and Work, Financial, of Suppliments, Administrative Brazilian, and Administrative Paraguayan.

Paragraph 1st - The members of the Executive Direction will be nominated by the respective Governments.

Paragraph 2nd - The members of the Executive Direction will exert its functions for a period five year, being able to be led back.

Paragraph 3rd - At any time the Governments will be able to substitute the Members of the Executive Direction that they will have nominated.

Paragraph 4th - In case of absence or temporary impediment of a Member of the Executive Direction, this will be substituted by other indicated by General-Director of the same nationality, this will indicate to the Executive Direction its substitute enters the directors of its nationality.

Paragraph 5th - When occurring definitive avoidance of a position of Member of the Executive Direction, the respective Government, as the case, will indicate the substitute who, a nominated time, will exert the mandate for the remaining stated period.

ARTICLE 13th - Are attributions and duties of the Executive Direction:

a) to give fulfillment to Treaty and the its Annexes and to the decisions to the Council of Administration;

b) to fulfill and to make to fulfill the Internal Regulation;

c) to consider to the Council of Administration the politics and basic lines of direction of administration;

d) to analyze and to submit the Council of Administration, in each exercise, the proposal of budget for the following exercise and its eventual revisions;

e) to analyze and to submit to the Council of Administration the Annual Report, the General Balance Sheet and the demonstration of Account of Results of the previous exercise;

f) to put in execution the norms and the bases for installment of the electricity services;

g) to approve the acts that imply obligations for the ITAIPU, that is considered by Generals Directors, such as to seem of commissions of judgment of licitations;

h) to approve the joint proposals of Generals Directors on norms and administrative procedures that involve all the Entity, such as the norms of staff administration.

ARTICLE 14th - The Executive Direction will be congregated, ordinary, at least one times to the month and, extraordinary, when convoked for one of Generals-Directors.

Paragraph 1st - The resolutions of the Executive Direction will be adopted by majority of votes.

Paragraph 2nd - The Executive Direction will install itself in the place that to judge more adequate to the exercise of its functions.

ARTICLE 15th - The ITAIPU will be able to assume obligations or only to constitute solicitors by means of the joint signature of two Generals-Directors.

ARTICLE 16th - The fees of the Council members and the Members of the Executive Direction will be fixed by the ELETROBRÁS and by the ANDE, of common agreement.

ARTICLE 17th - Are attributions of the Generals-Directors:

(A) Jointly

a) to practice, solidarity, all the necessary acts of administration to the conclusion and the functioning of the Entity, planning, organizing, coordinating, directing and controlling the execution of the politics and plans of administration approved by the Executive Direction and executed by the too much Directions in the scope of its ability, with exclusion of the attributed ones to the Council of Administration and the Executive Direction;

b) to coordinate the process of identification and elaboration of politics and basic lines of direction of administration of the ITAIPU for appreciation of the Executive Direction, and approval of the Council of Administration;

c) to coordinate the process of elaboration of the work plan and annual budget of the ITAIPU;

d) to coordinate the elaboration of the plans, norms and administrative procedures of the ITAIPU, such as the norms staff administration;

e) to coordinate the elaboration and update of the Internal Regulation, the Manual of Organization, the General Norm of Licitation and the Regulation of Staff;

f) to define the organizational structure and the nationality of the managers of the agencies the division level;

g) to all assign the controlling of and any management position, except of directors;

h) to represent the Binational one in judgment or and out of it.

B) Separately

a) to admit and dismiss staff from its respective nationality;

b) to represent the ITAIPU Binacional in judgment or and out of it.

ARTICLE 18th - The Director Executive Technician is responsible for the conduction of the project and the construction of the work and operation of the installations.

ARTICLE 19th - The Executive Legal Director is the responsible one for the conduction of the legal subjects of the Entity.

ARTICLE 20th - The Executive Administrative Director is the responsible one for the Administration of the staff and the direction of the General Services.

ARTICLE 21st - The Executive Financial Director is responsible for the execution of the politics the economic-financier, supplement and purchases.

ARTICLE 22nd - The Executive Director of Coordination is the responsible one for the services related with the preservation of the environment conditions in the area of the reservoir, the port execution of the projects and work and of navigation, the execution of the projects and infrastructure work, of the ways of access, the residential villages and other services and work will be attributed to it by the Executive Direction is of the area of the installations destined to the production of electric energy.

ARTICLE 23rd - The Directors will have the specific executive attributions that, of common agreement, will be delegated to them by the Executive Directors of the respective areas, with sights to the perfect achievement of the objectives of the Binational Entity.

Unique paragraph: The Directors will remain informed of the subjects of the respective Directions and will inform on the course of that they will be trusted to them.

CHAPTER IV

Financial Exercise

ARTICLE 24th - The Financial exercise will be locked in 31 of December of each year.

Paragraph 1st - The ITAIPU will present, up to 30 of April of each year, for decision of the ELETROBRÁS and of the ANDE, the Annual Report, the General Balance Sheet and the demonstration of Account Results of the previous exercise.

Paragraph 2nd - The ITAIPU will adopt the currency of the United States of America as reference for the accounting of its operations. This reference could be substituted by another one, by means of agreement between the two Governments.

CHAPTER V

General Disposals

ARTICLE 25th - Will be incorporated by the ITAIPU, as payment of subscribed capital on the part of the ELETROBRÁS and of the ANDE, the expenditure realized for the related companies, previously to the constitution of the Entity, in the following works:

a) resultant studies of the Accord of Cooperation firmed in 10 of April of 1970;

b) preliminary work and services related with the construction of the hydroelectric exploitation.

ARTICLE 26th - The Council members, Members of the Executive Direction and other employees will not be able to exert functions of direction, administration or consultation in supplying or contracting companies of any materials and services used by ITAIPU.

ARTICLE 27th - Will be able to give to services to the ITAIPU the public officers, employees of autarchies and of society of mixing economy, Brazilians or Paraguayans, without loss of the original bond and the benefits of retirement and/or social welfare, having in account the respective national legislation.

ARTICLE 28th - The Internal Regulation of the ITAIPU, mentioned in the Article 9th, will be considered by the Executive Direction to the approval of the council of Administration and will contemplate, among others, the following subjects: of the countable and financial regimen; the regimen for the attainment of proposals, adjudication and act of contract of services and work, the acquisition of good, norms for the exercise of the functions of the integral ones of the Council of Administration and the Members of the Executive Direction.

ARTICLE 29th - The cases foreseen in this Statute, that could not be decided by the Council of Administration, will not be solved by the two Governments, with previous seeming of the ELETROBRÁS and of ANDE.

2. The Statute approved for the present Agreement will have validity from the date of 17 of May of 1986 up to 17 of May of 1991.

ANNEX A

TO THE TREATY OF ITAIPU

(STATUTE OF THE ITAIPU)

(Brasília, 04.26.1973)

CHAPTER I

Denomination and Object

Article I

The ITAIPU is a binational entity created by Article III of the Treaty signed by Brazil and Paraguay, in 26 of April of 1973, and has as parts:

a) the Centrais Elétricas Brasileiras S.A. - ELETROBRÁS, anonymous society of the Brazilian mixing economy; b) the Administración Nacional de Eletricidad - ANDE, Paraguayan autarchic entity.

Article II

The object of the ITAIPU is the hydroelectric exploitation of the hydraulics resources of the Paraná riverbed, pertaining in condominium to the two countries, since and also the Salto Grande de Sete Quedas or Salto del Guaíra until the estuary of the Iguaçu river.

Article III

The ITAIPU will be conducted for the norms established in the Treaty one to 26 of April of 1973, in the present Statute and the excessively Annexes ones.

Article IV

The ITAIPU will have, in accordance with what they make use Treaty and the its Annexes, legal, financial and administrative capacity, and also responsibility technique, to study, to project, to direct and to execute the works that have as object, to place them in functioning and to explore them, being able, for such effect, to acquire rights and to contract obligations.

Article V

The ITAIPU will have headquarters in Brasilia, Capital of the Federative Republic of Brazil, and in Asuncion, Capital of the Republic of Paraguay.

CHAPTER II

Capital

Article VI

The capital of the ITAIPU will be equivalent USS 100.000.000,00 (one hundred million dollar of the United States of America), pertaining to the ELETROBRÁS and to ANDE in equal and non-transferable parts.

Unique paragraph - The capital will be remained with constant value in accordance with made use in the paragraph 4th of Article XV of the Treaty.

CHAPTER III

Administration

Article VII

Are agencies of the administration of the ITAIPU the Council of Administration and the Executive Direction.

Article VIII

The Council of Administration will be composed in twelve nominated Council members:

a) six for the Brazilian Government, of which one will be indicated by Ministry of Foreign Affairs and two for the ELETROBRÁS;

b) six for the Paraguayan Government, of which one will be indicated by the Ministry of Foreign Affairs and two for the ANDE;

Paragraph 1st - The Brazilian General Director and the Paraguayan General Director, foreseen in the article 12th, also will integrate the Council, with voice and without vote.

Paragraph 2nd - The meetings of the Council will be presided over, alternating, for a Council member of Brazilian nationality or Paraguayan and, rotating, for all the members of the Council.

Paragraph 3rd - The Council will nominate two Secretaries, a Brazilian and another Paraguayan, who will have its position, among others attributions, to certify documents of the ITAIPU in Portuguese and Spanish, respectively.

Article IX

Compete to the Council of Administration to fulfill and to make to fulfill Treaty and the its Annexes and to decide on:

a) the basic lines of direction of administration of the ITAIPU;

b) the Internal Regulation;

c) the plan of organization of the basic services;

d) the acts that matter in alienation of the patrimony of the ITAIPU, with previous seeming of the ELETROBRÁS and of the ANDE;

e) the reevaluations of asset and liabilities, with previous seeming of the ELETROBRÁS and of the ANDE, having in account made use in the paragraph 4th of the Article XV of the Treaty;

f) the bases of installment of the electricity services;

g) the referring proposals of the Executive Direction the obligations and loans;

h) the proposal of budget for each exercise and its revisions, presented for the Executive Direction.

Paragraph 1st - The Council of Administration will examine the Report Annual, the General Balance Sheet and the demonstration of Account of the Results, elaborated for the Executive Direction, and will present them with its to seem, to the ELETROBRÁS and to ANDE, in agreement made use in the Article XXIV of this Statute.

Paragraph 2nd - The Council of Administration will take knowledge of the course of the subjects of the ITAIPU through the expositions that will be made habitually by General Director or of that the Council requests for intermediary of them.

Article X

The Council of Administration will congregate, usually, each two months and, extraordinary, when convoked, by intermediary of the Secretaries, by the General Director or for the half but one of the Council members.

Unique paragraph - The Council of Administration only will be able to decide with validity with the presence of the majority of the Council members of each country and with equal parity of votes to the lesser present national representation.

Article XI

The Council members will exert its functions for a period of four years, having been able to be led back.

Paragraph 1st - At any time the Governments will be able to substitute the Council members whom they will have nominated.

Paragraph 2nd - When occurring definitive avoidance of a position of Council member, the respective Government will nominate substitute who will exert the mandate for the remaining stated period.

Article XII

The Executive Direction, consisting of national Members of both the countries, in equal number and with the same capacity and equal hierarchy, will be composed of the General Director and of the Technician, Legal, Administrative, Financial and of Coordination Directors.

Paragraph 1st - To each Director it will correspond an Adjunct Director of Brazilian or Paraguayan, different nationality of the one of the bearer.

Paragraph 2nd - The Adjunct Directors and the Directors will be nominated by the respective Governments, for proposals of the ELETROBRÁS or of the ANDE, in agreement the case.

Paragraph 3rd - The Adjunct Directors and the Directors will exert its functions for a period five year, being able to be led back.

Paragraph 4th - At any time the Governments will be able to substitute the Members of the Adjunct Directors and the Directors that they will have nominated.

Paragraph 5th - In case of absence or temporary impediment of a Director, the ELETROBRÁS or the ANDE, in agreement the case, will assign the substitute amongst the too much Directors, who will have also right to the vote of the substituted Director.

Paragraph 6th - When occurring definitive avoidance of a position of Director, the ELETROBRÁS or the ANDE, in agreement the case, will indicate the substitute who, a nominated time, will exert the mandate for the remaining stated period.

Article XIII

Are attributions and duties of the Executive Direction:

a) to give fulfillment to Treaty and the its Annexes and to the decisions to the Council of Administration;

b) to fulfill and to make to fulfill the Internal Regulation;

c) to practice the necessary acts of administration to the conduction of the subjects of the Entity;

d) to consider to the Council of Administration the basic lines of direction of administration;

e) to consider to the Council of Administration norms of administration of the staff;

f) to elaborate and to submit the Council of Administration, in each exercise, the proposal of budget for the following exercise and its eventual revisions;

g) to elaborate and to submit to the Council of Administration the Annual Report, the General Balance Sheet and Demonstration of Account of Result of the previous exercise;

h) to put in execution the norms and the bases for installment of the electricity services;

i) to create and to install the offices administrative technician and/or who to judge necessary, where he will be convenient;

Article XIV

The Executive Direction will congregate itself, usually, at least two times to the month and, unusually, when convoked for General-Director or request, to this, of one of the Directors.

Paragraph 1st - The resolutions of the Executive Direction will be adopted by majority of votes, fitting to General-Director the vote of stalemate.

Paragraph 2nd - The Executive Direction will install itself in the place that to judge more adequate to the exercise of its functions.

Article XV

The ITAIPU only will be able to assume obligations or to constitute solicitors by means of the joint signature of General Director and of another Director.

Article XVI

The fees of the Council members and the Members of the Executive Direction will be fixed by the ELETROBRÁS and for the ANDE, of common agreement.

Article XVII

The General Director is the responsible one, for the coordination, organization and direction of the activities of the ITAIPU and will represent it in judgment or is of it, competing to it practicing all the necessary acts of usual administration to the functioning of the entity, with exclusion of the attributed ones to the Council of Administration and the Executive Direction. They fit to it, besides, the acts of admission and resignation of staff.

Article XVIII

The Director Technician is the responsible one for the conduction of the project, construction of the work and operation of the installations.

Article XIX

The Legal Director is the responsible one for the conduction of the legal subjects of the Entity.

Article XX

The Administrative Director is the responsible one for the administration of the staff and the direction of the general services.

Article XXI

The Financial Director is responsible for the execution of the politics the economic-financier, suppliment and purchases.

Article XXII

The Director of Coordination is the responsible one for the conduction of the administrative management before the authorities of the two countries.

Article XXIII

The Adjunct Directors will have the attributions that, of common agreement with the respective bearers, them they will be for these commission agents.

Paragraph 1st - The Adjunct Directors will remain themselves informed of the subjects of the respective Directions and will inform on the course of that they will be trusted to them.

Paragraph 2nd - The Adjunct Directors will attend the meetings of the Executive Direction, with voice and without vote.

CHAPTER IV

Financial Exercise

Article XXIV

The financial exercise will be locked in 31 of December of each year.

Paragraph 1st - The ITAIPU will present, up to 30 of April of each year, for decision of the ELETROBRÁS and of ANDE, the Annual Report, General Balance Sheet and the demonstration of Account of Results of the previous exercise.

Paragraph 2nd - The ITAIPU will adopt the currency of the United States of America as reference for the accounting of its operations. This reference could be substituted by another one, by means of agreement between the two Governments.

CHAPTER V

General Disposals

Article XXV

Will be incorporated by the ITAIPU, as payment of subscribed capital on the part of the ELETROBRÁS and of the ANDE, the expenditure realized for the related companies, previously to the constitution of the Entity, in the following works:

a) resultant studies of the Accord of Cooperation firmed in 10 of April of 1970;

b) preliminary work and services related with the construction of the hydroelectric exploitation.

Article XXVI

The Council members, Directors, Adjunct Directors and others employees will not be able to exert functions of direction, administration or consultation in supplying or contracting companies of any materials and services used by ITAIPU.

Article XXVII

Will be able to give to services to the ITAIPU the public officers, employees of autarchies and of society of mixing economy, Brazilians or Paraguayans, without loss of the original bond and the benefits of retirement and/or social welfare, having in account the respective national legislation.

Article XXVIII

The Internal Regulation of the ITAIPU, mentioned in the Article IX, will be considered by the Executive Direction to the approval of the Council of Administration and will contemplate, among others, the following subjects: of the countable and financial regimen; the regimen for the attainment of proposals, adjudication and act of contract of services and work, the acquisition of good, norms for the exercise of the functions of the integral ones of the Council of Administration and of the Executive Direction.

Article XXIX

The cases foreseen in this Statute, that could not be decided by the Council of Administration, will not be solved by the two Governments, with previous seeming of the ELETROBRÁS and of the ANDE.

(Published in “Official Gazette” of 08.30.1973, p. 8.643-44.)

ANNEX B

TO THE TREATY OF ITAIPU

(Brasília, 3.12.1979)

In March 12th, 1979.

G/SG/DAA/DAM-I/DAI/ 04 /241 (B46) (B44)

To Your Excellency the Sir

Doctor Alberto Nogués,

Minister of Foreign Affairs of the Paraguay.

Sir. Minister,

I have the honor of lead to the knowledge of Your Excellency that, executing the Resolution CA-018/78, from the Administration Council of ITAIPU Binational Entity, the General Director and the Adjunct General Director of the above-mentioned entity, by an official letter dated on December 12th, 1978, took to the considering of the Brazilian Government the proposal of some modifications of the described in the Annex B to the Treaty of April 26th, 1973, having present, inclusively, the Accordance for change the notes celebrated between the Brazilian and Paraguayan Governments in October 30th, 1978.

2. In view that arrange the article III, paragraph 2, of the Itaipu’s Treaty and the chapter I, third paragraph, of the Annex B to the same Treaty and considering, moreover, the reasons that induced the Entity Binational ITAIPU to propose the modifications on esteem, entirely agreeing with the main propose of the Treaty of April 26th, 1973, is my responsibility to manifest to Your Excellency that the Brazilian Government, attending the terms of the Resolution cited, is in agreement in modify, in the following way, the Annex B of the Itaipu’s Treaty, previously altered, by change of notes of April 22nd, 1975:

I. in the chapter II – “General Description”:

Paragraph 2 - “General Disposition” - where it is read “with total development of 8,5 kilometers”, it must be read “with total development of 7,7 kilometers”.

II. in the chapter III – “Main Components of the Project”.

a) Paragraph 2 - Spillway - where it is read “gifted of 17 stoplogs, with 414 m on large, capable of discharge until 58.000 m³/s, it must be read “gifted of 14 stoplogs, with 355 m on large, capable of discharge until 62.000 m³/s”;

b) Paragraph 3 - Right lateral dam - where it is read “758,5 m on large and volume of 704.000 cubic meters;

c) Paragraph 4 - “Main dam and water intake” - where it is read “coronation on the quota 224 m, 1.406 m on large and volume of 5.100.000 cubic meters”, it must be read “coronation on the quota 225 m, 884 m on large and volume of 5.200.000 cubic meters”; Where it is read “The dam will have 18 openings to water intake”, it must be read “The dam will have 20 openings to water intake”;

d) Paragraph 5 - “Power House” It will have the following composition: “The power house will be located in the basis of the main dam, with 950 m on large. In the same will be installed a generator complex composed of 18 unites of 700 megawatts each. Nine of this units will be in 50 Hz and nine in 60 Hz. Besides, the Central will be able to count, utilizing the available space in the power house, with until two generator units of reserve, that will be one in 50 Hz and the other in 60 Hz.

All the units of 50 Hz will be installed in the west part of the power house and the ones in 60 Hz in the east part. The superior platform of the power house will be in the quota 144 m above the sea level”;

e) Paragraph 6 - “Dam in the left border” - Give the following composition: “One dam of gravity in alleviated concrete, with 350 m on long and volume of 778.000 cubic meters”;

f) Paragraph 7 - “Left lateral dam” - where it is read “2.200 m on long and 12.600.000 cubic meters” it must be read “1.984 m on long and volume of 11.400.000 cubic meters”.

The present Note, and the one of Your Excellency, of identical wording and same date, constitutes an agreement between our Governments.

Using the opportunity to renovate to Your Excellency the protesting of my higher consideration.

(a) Antônio Francisco Azeredo da Silveira

(Published in the “Official Diary” of 6.7.1979, p. 8.156-57.)

ANNEX B

TO THE ITAPU OF TREATY

GENERAL DESCRIPTION OF THE INSTALLATIONS DESTINED TO THE PRODUCTION OF ELECTRIC ENERGY AND THE AUXILIARY WORKS

I - Objective

The objective of the present Annex is to describe and identify, in its main parts, the Project of Hydroelectric Exploration of the Paraná River, in a site named ITAIPU, from now on denominated Project.

This Annex was written with basis in the “Preliminary Report” submitted by the Brazilian and Paraguayan Mixed Technical Committee to the Governments of Brazil and Paraguay in January 12th, 1973.

The works described in the present Annex could suffer modifications or additions, including in its quotes and measures, by technical exigencies verified during its execution. Besides, if by exigency of the same nature be demonstrated the necessity of a substantial reduction of the quote of the coronation of the dame, will be considered the convenience of an extra execution of other hydroelectric exploration in the up stream, as foreseen in the “Preliminary Report” above-mentioned.

II - General Description

1. Localization - The Project will be placed on the Paraná River, approximately 14 Km of the up stream of the international bridge that joint Foz do Iguaçu, in Brazil, to Porto Presidente Stroessner, in Paraguay.

2. General Disposition - The project will be constituted by a main dam of gravity, in concrete, through the Paraná River with a power house in the base of the dam and in lateral dams of rack, concrete and land dikes in the river borders. The lateral dam in the right border includes the structure of the spillway with the respective stoplogs.

The works of the Project will have the general orientation east-west, on the long of an axle in a broke line, with total development of 7,7 Km. The normal maximum level of the water in the reservoir was established in 220 m above the level of the sea. The reservoir will flood an area of approximately 1.400 Km² (800 Km² in Brazil and 600 Km² in Paraguay), and it will extend itself, in the up stream about 200 Km until and inclusive the Salto Grande de Sete Quedas or Salto de Guaíra.

III - Main Components of the Project

Starting from the right border, the Project includes the following successive main components parts:

1. Right lateral dike - A land dike with coronation in the quote 225 m, 840 m on large and a volume of 300.000 cubic meters.

2. Spillway - A spillway in concrete, gifted of 14 stoplogs, with 355 m on large, capable of discharge until 62.000 m³/s with access channel excavated in the up stream of the spillway. A gutter covered of concrete will conduce the discharge of the spillway to the Paraná River about 1.500 m down stream of the main dam.

3. Right lateral dam - A dam in alleviated concrete with coronation in the quote 225 m, 997 m on large and volume of 704.000 cubic meters, linking the spillway and the main dam.

4. Main dam and water intake - The main dam will be a structure of gravity, in alleviated concrete, with coronation in the quota 225 m, 884 m on large and volume of 5.200.000 cubic meters, being constructed through the Paraná River and the channel, in the left border, that will be excavate to the provisory diversion of the river. The dam will have 20 openings for the water intake, provides of stoplogs. Each on of this water intakes will give access for one turbine, in the power house, by means of a pen stock.

5. Power house - The power house will be located in the basis of the main dam, with 950 m on large. In the same will be installed a generator complex composed of 18 unites of 700 megawatts each. Nine of this units will be in 50 Hz and nine in 60 Hz. Besides, the Central will be able to count, utilizing the available space in the power house, with until two generator units of reserve, that will be one in 50 Hz and the other in 60 Hz. All the units of 50 Hz will be installed in the west part of the power house and the ones in 60 Hz in the east part. The superior platform of the power house will be in the quota 144 m above the sea level.

6. Dam in the left border - A dam of gravity, with 350 m on large and volume of 778.000 cubic meters.

7. Left lateral dam - A dam of rocks with coronation on the quote 225 m,1.984 m on large and volume of 11.400.000 cubic meters.

8. Left lateral dike - A land dike with coronation in the quote 225 m, 2.000 m on large and volume of 2.900.00 cubic meters.

9. Hernandárias’ complementary dike - A smaller dike, of land, to be localized in the right border, about 4,5 Km of distance to the west of the main dam, in the proximity of Hernandárias. This dike will be destined to close a depression where could occur an overflow with the reservoir in the maximum level of flood.

10. Sectioning substations - Two sectioning substations, on being located one in each border, about 600 m on down stream of the power house.

11. Works for navigation - The Project will include necessary works to attend the requirements of fluvial navigation traffic, as: terminals and terrestrial connections, canal locks, channels, elevators and its similars.

(Published in the “Official Diary” of 6.7.1979, p. 8.156-57.)

PREVIOUS

ANNEX B

TO THE TREATY OF ITAIPU

(Brasília, 04.26.1973)

GENERAL DESCRIPTION OF THE INSTALLATIONS DESTINED TO THE PRODUCTION OF ELECTRIC ENERGY AND THE AUXILIARY WORKS

I - Objective

The objective of the present Annex is to describe and identify, in its main parts, the Project of Hydroelectric Exploration of the Paraná River, in a site named ITAIPU, from now on denominated Project.

This Annex was written with basis in the “Preliminary Report” submitted by the Brazilian and Paraguayan Mixed Technical Committee to the Governments of Brazil and Paraguay in January 12th, 1973.

II - General Description

1. Localization - The Project will be placed on the Paraná River, approximately 14 Km of the up stream of the international bridge that joint Foz do Iguaçu, in Brazil, to Porto Presidente Stroessner, in Paraguay.

2. General Disposition - The project will be constituted by a main dam of gravity, in concrete, through the Paraná River with a power house in the base of the dam and in lateral dams of rack, concrete and land dikes in the river borders. The lateral dam in the right border includes the structure of the spillway with the respective stoplogs.

The works of the Project will have the general orientation east-west, on the long of an axle in a broke line, with total development of 8,5 Km. The normal maximum level of the water in the reservoir was established in 220 m above the level of the sea. The reservoir will flood an area of approximately 1.400 Km² (800 Km² in Brazil and 600 Km² in Paraguay), and it will extend itself, in the up stream about 200 Km until and inclusive the Salto Grande de Sete Quedas or Salto de Guaíra.

III - Main Components of the Project

Starting from the right border, the Project includes the following successive main components parts:

1. Right lateral dike - A land dike with coronation in the quote 225 m, 700 m on large and a volume of 103.000 cubic meters.

2. Spillway - A spillway in concrete, gifted of 14 stoplogs, with 380 m on large, capable of discharge until 58.000 m³/s with access channel excavated in the up stream of the spillway. A gutter covered of concrete will conduce the discharge of the spillway to the Paraná River about 1.500 m down stream of the main dam.

3. Right lateral dam - A dam in alleviated concrete with coronation in the quote 225 m, 800 m on large and volume of 314.000 cubic meters, linking the spillway and the main dam.

4. Main dam and water intake - The main dam will be a structure of gravity, in alleviated concrete, with coronation in the quota 224 m, 1.400 m on large and volume of 6.800.000 cubic meters, being constructed through the Paraná River and the channel, in the left border, that will be excavate to the provisory diversion of the river. The dam will have 14 openings for the water intake, provides of stoplogs. Each on of this water intakes will give access for one turbine, in the power house, by means of a pen stock.

5. Power house - The power house will be located in the basis of the main dam, with 900 m on large. In the same will be installed a generator complex composed of 14 unites of 765 megawatts each. Four of these units will be located in the part of the barrage and water taking to be constructed in the diversion channel. The superior platform of the power house will be in the quota 139 m and above the same will be located the transforming installations to elevate the tension if the generation.

6. Dam in the left border - A dam of gravity, with 250 m on large and volume of 1.100.000 cubic meters, that it will have blocked openings and connections for construction of a water taking destined to the eventual expansion of the central.

7. Left lateral dam - A dam of rocks with coronation on the quote 225 m, 2.000 m on long and volume of 13.145.000 cubic meters.

8. Left lateral dike - A land dike with coronation in the quote 225 m, 3.000 m on large and volume of 3.115.000 cubic meters.

9. Hernandárias’ complementary dike - A smaller dike, of land, to be localized in the right border, about 4,5 Km of distance to the west of the main dam, in the proximity of Hernandárias. This dike will be destined to close a depression where could occur an overflow with the reservoir in the maximum level of flood.

10. Sectioning substations - Two sectioning substations, on being located one in each border, about 600 m on down stream of the power house.

11. Works for navigation - The Project will include necessary works to attend the requirements of fluvial navigation traffic, as: terminals and terrestrial connections, canal locks, channels, elevators and its similars.

(Published in the “Official Diary” of 8.30.1973, p. 8.644-45.)

ANNEX C

TO THE TREATY OF ITAIPU

(Brasília, 04.26.1973)

Financial Bases and of Rendering the Services of Electricity of the ITAIPU.

I - Definitions

For the effect of the present Annex it will be understood for:

I.1 - Entities: the ELETROBRÁS, the ANDE or the Brazilian or Paraguayan companies or entities for indicated them, as Article XIV of the Treaty signed by Brazil and Paraguay in 26 to April of 1973.

I.2 - Installed power: the addition of the normal rated powers of plate, express in kilowatts, of the alternators installed in the electric center.

I.3 - Contracted power: the power in kilowatts that the ITAIPU will place, permanently, to the disposal of the entity purchaser, in the periods of time and the conditions of respective contracts of buy-and-sell of the electricity services.

I.4 - Financial incumbencies: all the pertinent interests, taxes and commissions to the contracted loans.

I.5 - Expenditures of exploration: all the expenses imputable to render of the services of electricity, enclosed the expenses maintenance and operation right-handers, also the replacements caused for the normal consuming, expenses of administration and generalities, beyond the insurance against the risks of the goods and installations of the ITAIPU.

I.6 - Period of operation and invoicing: the month calendar.

I.7 - Account of exploration: the annual statement between the prescription and the cost of the service.

II - Conditions of Supply

II.1 - The division of the energy in equal parts established in Article XIII of the Treaty, shall be effected by dividing the installed power of the electric power plant.

II.2 - Each entity, in the exercise of its right to the utilization of the installed power, shall contract with the ITAIPU, for periods of twenty years, fractions of the power installed in the electric power plant, as a result of a utilization schedule that shall cover this period which will indicate each year, the power to be utilized.

II.3 - Each of the entities shall deliver to ITAIPU the above-mentioned schedule, two years in advance of the date forecast for the entry into commercial operation of the first generating unit of the electric power plant and two years prior to the term of the first, and of the subsequent twenty year contract.

II.4 - Each entity has the right to utilize the energy capable of being produced by the power it has contracted up to the limit, that shall be fixed by ITAIPU, for each period of operation. It is understood that each entity can utilize the power it has contracted, during the time it suits it, within each period of operation, on condition that the energy it is using, in all this period, does not surpass the above-mentioned limit.

II.5 - When an entity decides not to utilize part of the contracted power or part of the energy corresponding to it, within the limit fixed, it may authorize ITAIPU to cede the other entities the part that becomes available in this manner, both in power and in energy, during the period referred to in II.4, under the conditions established in IV.3.

II.6 - The energy produced by ITAIPU shall be delivered to the entities at the bus-bar system of the electric power plant, in the conditions established in the purchase and sale contracts.

III- Cost of the Service of Electricity

The cost of the electricity service shall be composed of the following annual parcels:

III.1 - The amount necessary for the payment, to the parties that constitute the ITAIPU, of the returns of twelve percent per annum for their participation in the integrated capital, in accordance with Paragraph 1st of Article III of the Treaty and with the Article VI of the Statute (Annex A).

III.2 - The amount necessary for the payment of the financial charges on the loans received.

III.3 - The amount necessary for the payment of the amortization of the loans received.

III.4 - The amount necessary for payment of the “royalties” to the High Contracting Parties, calculated as the equivalent of six hundred and fifty dollars of the United States of America per gigawatt-hour, generated and metered in the electric power plant. This amount cannot be inferior, annually, to eighteen million dollars of the United States of America, at the rate of half to each High Contracting Party. The Payment of the “royalties” is to be effected monthly by ITAIPU, in the currency available.

III.5 - The amount necessary for the payment to ELETROBRÁS and to ANDE, in equal parts, as compensation for the charges of administration and supervision related to the ITAIPU, calculated as the equivalent to fifty dollars of the United States of America per gigawatt-hour generated and metered at the power plant.

III.6 - The amount necessary to cover the exploitation expenditures.

III.7 - The amount of the balance, positive or negative, of the exploitation account pertaining to the previous exercise.

III.8 - The amount necessary for the remuneration to one of the High Contracting Parties, equivalent to three hundred dollars of the United States of America, per gigawatt-hour ceded to the other High Contracting Party. This remuneration shall be effected monthly by ITAIPU, in the currency available.

IV - Revenues

IV.1 - The annual income, resulting of contracts of the rendering of the electricity services, will have to be equal, in each year, to the cost of the service established in this Annex.

IV.2 - This cost will be distributed proportionally to the powers contracted for the supplied entities.

IV.3 - When to verify the hypothesis foreseen in previous II.5, the invoicing to the contracting entities will be made in function of the power effectively used.

IV.4 - When not to verify the hypothesis foreseen in II.5, and having in sight the made use one in Article XIII of the Treaty and in IV.2 above, the responsibility of the entity that contracted the purchase will be of the totality of the contracted power.

V - Other Disposals

V.1 - The Council of Administration, with previous seeming of the ELETROBRÁS and of the ANDE, will regulate the norms of the present Annex, having had as objective the biggest efficiency of the ITAIPU.

V.2 - The value of the incomes on the capital, of “royalties” of the compensation of the mentioned refundable and of the remuneration, respectively, in III.1, III.4, III.5 and III.8, previous, will be kept constant in accordance with established in § 4th of the Article XV of the Treaty.

VI – Review

The disposals of the present Annex shall be reviewed, after the continuation of a stated period of fifty years from the entrance in vigor of the Treaty, having in account, among others aspects, the degree of amortization of the degree of amortization contracted by the ITAIPU for the construction of the exploitation and the relation enters the powers contracted for the entities of both countries.

(Published in “Official Gazette” of 08.30.1973, p. 8,645.)

INTERPRETATION OF THE ANNEX C TO THE TREATY OF ITAIPU

(Asuncion, 02.11.1974)

Interpretative Notes about Annex C of the Treaty for the Hydroelectric Exploitation of the Hydraulics Resources of the River Paraná, pertaining in Condominium to the two Countries, since and also the Salto Grande de Sete Quedas or Salto de Guaíra until the Estuary of the River Iguaçu, of 26 of April of 1973.

To the eleven days of February of 1974 had been concluded in Asuncion, by the Gentlemen Mário Gibson Barboza, Minister of State of the Foreign Affairs of Brazil, and Raúl Sapena Pastor, Minister of the Foreign Affairs of Paraguay, Interpretative Notes about Annex C of the Treaty for the Hydroelectric Exploitation of the Hydraulics Resources of the River Paraná, pertaining in Condominium to the two Countries, since and also the Salto Grande de Sete Quedas or Salto de Guaíra until the Estuary of the River Iguaçu, of 26 of April of 1973.

The Brazilian Note is of the following text:

Asuncion, in 11 of February of 1974.

Sir Minister:

I have the honor to advise of receiving the Note of Your honor, of this date, whose text in Portuguese is the following one:

“Sir Minister, With reference to Annex C of the Treaty of Itaipu, signed the 26 of April of 1973 between the

Government of the Republic of Paraguay and the Government of the Federative Republic of Brazil, I have the honor to lead to the knowledge of Your honor who the agreement of the Government of the Republic of Paraguay is the following one :

A) the values established in cited the Annex C, items III.4, III.5 and III.8, will be brought up to date in accordance with the foreseen one in Article XV of the related one Treaty, having, moreover, to have relation with: a) the real adjustments of cost that occurs in the works of the hydroelectric of Itaipu, being overcome as initial base the budget established in the “Preliminary Report” submitted by the Mixing Commission Technique Paraguayan-Brazilian to the Governments of the Paraguay and of the Brazil in 12 of January of 1973, cited in the Annex B to the Treaty one to 26 of April of 1973, and b) the cost of the electric energy to be produced in Itaipu; and

B) the period of twenty years mentioned in item II.2 of cited the Annex C will be able to be divided in two sub periods of ten years, to which will apply made use in paragraph 2 of the Revertive Note n° 5, of 26 of April of 1973.

In consequence, at the moment of the entrance in service of the first generating unit - as for the interpolated proposition A) - and for occasion of the first contract between Itaipu and ANDE or companies or entities for this indicated - as for interpolated proposition B) - will be adopted, by means of agreement of the two Governments or in agreement the foreseen one in cited the Annex C, V.1 item, the pertinent measures that if to make necessary, in accordance with its respective disposals constitutional.

In case that the Government of concordant Brazil with what it precedes, this Note and of Your honor, in reply to the this note, constitutes agreement between the two Governments.

I use to advantage the chance to renew Your honor the protests of my higher consideration. - Raúl Sapena Pastor”.

2. In reply, Its me grateful to inform to Your honor of the agreement of the Brazilian Government with the text of the above transcribing Note that starts to constitute, with the present moment, agreement between the two Governments.

I use to advantage the chance to renew Your honor the protests of my higher consideration.

a) Mário Gibson Barboza

PARAGUAY - NOTE REVERTIVE Nº 1, of 2.11.74.

(Published in the “Official Gazette” de 2.20.74, p. 2.002.)